FOR FURTHER INFORMATION CONTACT:
Norman E. Johnson
Chairman and Chief Executive Officer
Franklin, Tennessee
615-771-3100
FOR IMMEDIATE RELEASE
TUESDAY, JUNE 6, 2006
CLARCOR INITIATES LEGAL PROCEEDINGS AGAINST EDS
FRANKLIN, TN, June 6, 2006—CLARCOR Inc. (NYSE: CLC) announced today that its wholly-owned subsidiary, Total Filtration Services, Inc., has initiated legal proceedings against Electronic Data Systems Corporation (EDS) and related defendants for approximately $3.6 million in payments for filtration products that were supplied by TFS under a supply agreement between TFS and EDS’s former subsidiary, AT Kearney. The products in question were destined for a major automotive OEM under a Materials Replacement Organization (MRO) program administered by EDS/ATK.
The lawsuit, filed in Tennessee state court, seeks recovery of these amounts plus associated costs and expenses and the award of punitive damages. TFS had decided to terminate the underlying supply agreement with EDS/ATK for reasons unrelated to the present dispute and had notified EDS/ATK of this decision on March 30, 2006.
In referring to the lawsuit, Norm Johnson, CLARCOR’s Chairman and Chief Executive Officer, said: “We are greatly disappointed in EDS/ATK’s refusal to pay for products which EDS/ATK had ordered, received and used. We believe such refusal contradicts the terms of our agreement, the well-established practice of the parties and common sense. We have concluded that EDS/ATK has acted in bad faith, and while we never favor litigation as a means of resolving our disputes, they have left us no meaningful alternative.”
CLARCOR will record a pre-tax charge to earnings to be recorded in its second quarter ended June 3, 2006 of approximately $3 million to cover the unpaid invoices and certain inventories. CLARCOR will announce its second quarter results after the close of the market on June 21, 2006.
Annual sales under the terminated EDS/ATK contract amounted to approximately $10 million, but generated almost no profit to CLARCOR. EDS/ATK was seeking further changes to the contract which would have resulted in losses to CLARCOR on a going forward basis. Rather than accept these losses, TFS terminated the contract.
Mr. Johnson noted that even in the face of EDS’s withholding of payments, TFS continued to supply products to the automotive OEM during a changeover period to support a smooth transition of the supply agreement that TFS terminated. Mr. Johnson stated: “The OEM in question has been a valued customer of TFS for years, and our decision to terminate our supply agreement was based solely on the fact that we could not earn the kind of return that our shareholders expect while supplying products through EDS/ATK. TFS looks forward to one day having the opportunity to supply this manufacturer with filtration products outside of the EDS/ATK program.”
CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of the Company are traded on the New York Stock Exchange under the symbol CLC.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to future growth, earnings, earnings per share and other financial performance measures, as well as management’s short-term and long-term performance goals and management’s goals with respect to future supply contracts; statements relating to the anticipated affects on results of operations or financial condition from recent and expected developments or events; statements relating to the Company’s business and growth strategies; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate its future results. These and other uncertainties are discussed in the “Risk Factors” section of the Company’s 2005 Form 10-K. The future results of the Company may fluctuate as a result of these and other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.